                                                                   Exhibit 10.44

                                     LEASE


                            DATED FEBRUARY 17, 2000


                                BY AND BETWEEN

                         SCANLANKEMPERBARD COMPANIES,

                             AN OREGON CORPORATION

                                  AS LANDLORD


                                      AND


                             INPRISE CORPORATION,

                            A DELAWARE CORPORATION

                                   AS TENANT

                     AFFECTING PREMISES COMMONLY KNOWN AS

                 100 ENTERPRISE WAY, SCOTTS VALLEY, CALIFORNIA

                          SUMMARY OF BASIC LEASE TERMS
                          ----------------------------

        SECTION
         (LEASE
       REFERENCE)         TERMS
           A.             Lease Reference Date:              February 17, 2000
     (Introduction)       --------------------

           B.             Landlord:                          ScanlanKemperBard Companies, an Oregon
     (Introduction)       --------                           corporation

           C.             Tenant:                            Inprise Corporation, a Delaware
     (Introduction)       ------                             corporation

           D.             Premises:                          That area consisting of approximately
     (Section 1.21)       --------                           161,201 square feet of gross leasable
                                                             area, the address of which is 100
                                                             Enterprise Way, Scotts Valley,
                                                             California, consisting of 142,165 square
                                                             feet located in Modules D-3, E and F and
                                                             19,036 square feet located in a storage
                                                             area on the lower level (the "Storage
                                                             Area"), as shown on Exhibit A, subject
                                                                                 ---------
                                                             to adjustment pursuant to Section 15

           E.             Project:                           The land and improvements shown on
     (Section 1.22)       --------                           Exhibit A consisting of approximately
                                                             ---------
                                                             365,203 square feet of gross leasable
                                                             area on approximately 33 acres of land,
                                                             of which approximately 6.77 acres are
                                                             undeveloped

           F.             Building:                          The building in which the Premises are
     (Section 1.8)        --------                           located containing approximately 365,203
                                                             square feet of gross leasable area

          G.              Tenant's Share:                    44.14%, subject to adjustment pursuant
     (Section 1.30)       --------------                     to Sections 4.7 and 15

          H.              Tenant's Allocated Parking         426 stalls, subject to adjustment
                          --------------------------
     (Section 4.5)        Stalls:                            pursuant to Section 15
                          ------

          I.              Scheduled Commencement Date:      The "Closing Date" as defined in that
     (Section 1.26)       ---------------------------       certain Agreement of Purchase and Sale
                                                            and Joint Escrow Instructions dated
                                                            December 30, 1999, as amended, between
                                                            Tenant and ScanlanKemperBard Companies

          J.              Lease Term:                       One Hundred Twenty (120) months, plus
     (Section 1.18)       ----------                        the partial month, if any, in which the
                                                            Rent Commencement Date occurs, subject
                                                            to extension pursuant to Section 16

          K.              Base Monthly Rent:                            Base Monthly Rent
     (Section 3.1)        -----------------                             for the Premises        Base Monthly
                                                                        Located in Modules      Rent for the
                                                            Year        D-3, E and F            Storage Space
                                                            ----       -------------------      -------------
                                                            1           $301,674.13             $ 9,518.00
                                                                        plus the partial month, if any, in
                                                                        which the Rent Commencement Date
                                                                        occurs
                                                            2           $310,724.35             $ 9,803.54

                                                            3           $320,046.08             $10,097.64

                                                            4           $329,647.46             $10,400.56

                                                            5           $339,536.88             $10,712.57

                                                            6           $349,722.98             $11,033.94

                                                            7           $360,214.66             $11,364.95

                                                            8           $371,021.09             $11,705.89

                                                            9           $382,151.72             $12,057.06

                                                            10          $393,616.27             $12,418.77
                                                            subject to adjustment pursuant to Section 15

          L.              Prepaid Rent:                     None
     (Section 3.3)        ------------

          M.              Security Deposit:                 $3,734,305.56, subject to adjustment
     (Section 3.5)        ----------------                  pursuant to Section 15 hereof

          N.              Permitted Use:                    General office use, software development
     (Section 4.1)        -------------                     and research and development

          O.              Tenant's Liability Insurance      $ 5,000,000
                          ----------------------------
     (Section 9.1)        Minimum:
                          -------

          P.              Landlord's Address:               (1)  ScanlanKemperBard Companies
     (Section 1.3)        ------------------                     2650 Pacific Center
                                                                 1211 SW Fifth Avenue
                                                                 Portland, OR  97204
                                                                 Attn:  Todd Gooding

                                                                 And

                                                            (2)  Insignia ESG
                                                                 160 W. Santa Clara, Suite 1350
                                                                 San Jose, CA  95113
                                                                 Attn:  Property Manager

          Q.              Tenant's Address:                 Inprise Corporation
     (Section 1.3)        ----------------                  100 Enterprise Way
                                                            Scotts Valley, CA  95066
                                                            Attn:  Chief Financial Officer

          R.              Retained Real Estate Brokers:     The Williams Company, representing
     (Section 18.13)      ----------------------------      Landlord and Tenant

          S.              Base Year:                        2000
     (Section 1.7)        ---------

          T.              Lease:                            This Lease includes the summary of the
     (Section 1.17)       -----                             Basic Lease Terms, the Lease, and the
                                                            following exhibits:

                                                            Exhibit A:  (site plan of the Project
                                                            ---------
                                                                        containing description of
                                                                        the Premises)
                                                            Exhibit B:  (Commencement Memorandum)
                                                            ---------
                                                            Exhibit C:  (Exclusive Parking Area)
                                                            ---------
                                                            Exhibit D:  (site plan of the Project
                                                            ---------
                                                                        containing a description of
                                                                        the Expansion Space)
                                                            Exhibit E:  (form of subordination
                                                            ---------
                                                                        agreement)
                                                            Exhibit F:  (Hazardous Materials
                                                            ---------
                                                                         Questionnaire)

          The foregoing Summary is hereby incorporated into and made a part of the Lease. Each reference in the Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and the Lease, the Summary shall control.

                                   LANDLORD:

                                   SCANLANKEMPERBARD COMPANIES,
                                   an Oregon corporation


                                   By               /s/ Todd M. Gooding
                                           -------------------------------------
                                   Name                 Todd M. Gooding
                                           -------------------------------------
                                   Title                Vice President
                                           -------------------------------------

                                   TENANT:

                                   INPRISE CORPORATION, a Delaware corporation

                                   By          /s/ Hobart McK. Birmingham
                                           -------------------------------------
                                   Name            Hobart McK. Birmingham
                                           -------------------------------------
                                   Title           Chief Administrative Officer
                                           -------------------------------------

                                     LEASE
                                     -----
     This Lease is dated as of the lease reference date specified in Section A
                                                                     ---------
of the Summary and is made by and between the party identified as Landlord in

Section B of the Summary and the party identified as Tenant in Section C of the
---------                                                      ---------
Summary.

     1.   Definitions.
          -----------

          1.1  General.  Any initially capitalized term that is given a special
               -------
meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

          1.2  Additional Rent.  The term "Additional Rent" is defined in
               ---------------
Section 3.2.

          1.3  Address for Notices.  The term "Address for Notices" shall mean
               -------------------
the addresses set forth in Sections P and Q of the Summary; provided, however,
                           ----------------
that after the Commencement Date, Tenant's Address for Notices shall be the address of the Premises.

          1.4  Agents.  The term "Agents" shall mean the following: (i) with
               ------
respect to Landlord or Tenant, the agents, employees, contractors, invitees and licensees of such party; and (ii) in addition, with respect to Tenant, Tenant's subtenants, and their respective agents, employees, contractors, and invitees.

          1.5  Agreed Interest Rate.  The term "Agreed Interest Rate" shall mean
               --------------------
that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) five percent (5%) in excess of the reference rate (or prime rate) of the Bank of America, N.T. & S.A. as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by Law.

          1.6  Base Monthly Rent.  The term "Base Monthly Rent" shall mean the
               -----------------
fixed monthly rent payable by Tenant pursuant to Section 3.1 which is specified in Section K of the Summary.
   ---------
          1.7  Base Year.  The term "Base Year" shall mean the calendar year set
               ---------
forth in Section S of the Summary.
         ---------

          1.8  Building.  The term "Building" shall mean the building in which
               --------
the Premises are located, which Building is identified in Section F of the
                                                          ---------
Summary, the gross leasable area of which is referred to herein as the "Building Gross Leasable Area."

          1.9  Commencement Date.  The term "Commencement Date" is the date the
               -----------------
Lease Term commences, which term is defined in Section 2.2.

          1.10 Common Area.  The term "Common Area" shall mean all areas and
               -----------
facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas, the interior common areas of any module that is not exclusively leased to Tenant or any other tenant of the Project and the like.

          1.11 Common Operating Expenses.  The term "Common Operating Expenses"
               -------------------------
is defined in Section 8.2.

          1.12 Effective Date.  The term "Effective Date" shall mean the date
               --------------
set forth in Section A of the Summary.
             ---------

          1.13 Event of Tenant's Default.  The term "Event of Tenant's Default"
               -------------------------
is defined in Section 13.1.

          1.14 Hazardous Materials.  The terms "Hazardous Materials" and
               -------------------
"Hazardous Materials Laws" are defined in Section 7.2E.

          1.15 Insured and Uninsured Peril.  The terms "Insured Peril" and
               ---------------------------
"Uninsured Peril" are defined in Section 11.2E.

          1.16 Law.  The term "Law" shall mean any judicial decision, statute,
               ---
constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other governmental agency or authority having jurisdiction over the parties to this Lease or the Project, or both, in effect either at the Effective Date or any time during the Lease Term, including, without limitation, any Hazardous Material Law (as defined in Section 7.2E) and the Americans with Disabilities Act, 42 U.S.C.
(S)(S) 12101, et seq., and any rules, regulations, restrictions, guidelines,
              ------
requirements or publications promulgated or published pursuant thereto.

          1.17 Lease.  The term "Lease" shall mean the Summary and all elements
               -----
of this Lease identified in Section T of the Summary, all of which are attached
                            ---------
hereto and incorporated herein by this reference.

          1.18 Lease Term.  The term "Lease Term" shall mean the term of this
               ----------
Lease which shall commence on the Commencement Date and continue for the period specified in Section J of the Summary.
             ---------

          1.19 Lender.  The term "Lender" shall mean any beneficiary, mortgagee,
               ------
secured party, lessor, or other holder of any Security Instrument.

          1.20 Permitted Use.  The term "Permitted Use" shall mean the use
               -------------
specified in Section N of the Summary.
             ---------

          1.21 Premises.  The term "Premises" shall mean that building area
               --------
described in Section D of the Summary that is within the Building, the aggregate
             ---------
gross leasable area of which is referred to herein as "Tenant's Gross Leasable Area".

          1.22 Project.  The term "Project" shall mean that real property and
               -------
the improvements thereon which are specified in Section E of the Summary, the
                                                ---------
aggregate gross leasable area of which is referred to herein as the "Project Gross Leasable Area."

Facility:_________________

          1.23 Private Restrictions.  The term "Private Restrictions" shall mean
               --------------------
all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises which (i) exist as of the Effective Date, or (ii) are recorded after the Effective Date and are approved in writing by Tenant.

          1.24 Real Property Taxes.  The term "Real Property Taxes" is defined
               -------------------
in Section 8.3.

          1.25 Rent Commencement Date.  The term "Rent Commencement Date" shall
               ----------------------
mean the date specified in Section 3.1.

          1.26 Scheduled Commencement Date.  The term "Scheduled Commencement
               ---------------------------
Date" shall mean the date specified in Section I of the Summary.
                                       ---------

          1.27 Security Instrument.  The term "Security Instrument" shall mean
               -------------------
any underlying lease, mortgage or deed of trust which now or hereafter affects the Project, and any renewal, modification, consolidation, replacement or extension thereof.

          1.28 Summary.  The term "Summary" shall mean the Summary of Basic
               -------
Lease Terms executed by Landlord and Tenant that is part of this Lease.

          1.29 Tenant's Alterations.  The term "Tenant's Alterations" shall mean
               --------------------
all improvements, additions, alterations, and fixtures installed in the Premises by Tenant at its expense after the Effective Date which are not Trade Fixtures.

          1.30 Tenant's Share.  The term "Tenant's Share" shall mean the
               --------------
percentage obtained by dividing Tenant's Gross Leasable Area by the Building Gross Leasable Area, which as of the Effective Date is the percentage identified in Section G of the Summary.
   ---------

          1.31 Trade Fixtures.  The term "Trade Fixtures" shall mean (i)
               --------------
Tenant's inventory, furniture, signs, and business equipment, and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Premises.

     2.   Demise, Construction, and Acceptance.
          ------------------------------------

          2.1  Demise of Premises.  Landlord hereby leases to Tenant, and Tenant
               ------------------
leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises together with (i) the right to use the number of Tenant's Allocated Parking Stalls within the Common Area (subject to the limitations set forth in Section 4.5), and (ii) the non-exclusive right to use the Common Area for ingress to and egress from the Premises. Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant's use of the Premises. Landlord reserves the right to make, at Landlord's cost, modifications to the entrances from the Premises to the Common Area

Facility:________________

(other than Tenant's main entrance), and to other leasable premises, including closing such entrances. In the event Landlord elects to make such modifications, provided Landlord performs such work as set forth in the following sentence, Tenant shall have no right to claim an abatement of any rentals due to such modifications, and Tenant shall waive all claims, if any, Tenant may have against Landlord related to, or arising out of, such modifications, including, without limitation, claims of interference with Tenant's business operations or lost profits or loss of business. Landlord shall use reasonable efforts to minimize disruption to Tenant's use of the Premises as a result of such modifications (which reasonable efforts shall not require Landlord to perform such work outside normal business hours) and to keep the area around such work clean.

          2.2  Commencement Date.  On the Scheduled Commencement Date, the Lease
               -----------------
Term shall commence, and such date shall be referred to herein as the "Commencement Date". Within ten (10) days of request by Landlord, Tenant shall acknowledge the actual Commencement Date by executing a Commencement Memorandum in the form attached hereto as Exhibit B. Landlord and Tenant hereby
                               ---------
acknowledge that Tenant currently occupies the Premises, and Landlord shall have no obligation to deliver possession of the Premises to Tenant.

          2.3  Construction of Improvements.  Prior to the Commencement Date,
               ----------------------------
Landlord shall have no obligation to make any repairs, improvements, additions or alterations to the Premises or to provide any tenant improvement allowance to Tenant. Tenant shall be solely responsible for constructing at its sole cost and expense any improvements to the Premises required for Tenant's Permitted Use of the Premises in accordance with the terms of Section 5 hereof.

          2.4  Delivery and Acceptance of Possession.  Tenant acknowledges that
               -------------------------------------
it currently occupies the Premises and has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Tenant agrees to accept possession of the Premises in its then existing condition, "as-is", including all patent and latent defects. Landlord and Tenant acknowledge that the Premises as of the date hereof may not comply with Title III of the Americans with Disabilities Act of 1990 (42 U.
S.C. 12181, et seq., The Provisions Governing Public Accommodations and Services Operated by Private Entities), and all regulations promulgated thereunder, and all amendments, revisions or modifications thereto now or hereafter adopted or in effect in connection therewith (hereinafter collectively referred to as the "ADA"), and that Tenant shall, at Tenant's cost, comply with the ADA in connection with Tenant's occupation, use and improvement of the Premises.

     3. Rent.
        ----

          3.1  Base Monthly Rent.  Tenant shall pay to Landlord the Base Monthly
               -----------------
Rent set forth in Section K of the Summary commencing on the Commencement Date.
                  ---------
The date for the commencement of the payment of Base Monthly Rent shall hereinafter be referred to as the "Rent Commencement Date."

          3.2  Additional Rent.  Commencing on the Commencement Date and
               ---------------
continuing throughout the Lease Term, Tenant shall pay the following as additional rent (the "Additional Rent"): (i) any late charges or interest due Landlord pursuant to Section 3.4; (ii) Tenant's Share of Expense Increases as provided in Section 8.1; (iii) Landlord's share of any Subrent received by

Facility:_____________

Tenant upon certain assignments and sublettings as required by Section 14.1;
(iv) any legal fees and costs due Landlord pursuant to Section 18.9; and (v) any other charges due Landlord pursuant to this Lease.

          3.3  Payment of Rent.  All rent required to be paid in monthly
               ---------------
installments shall be paid in advance on the first day of each calendar month during the Lease Term. If Section K of the Summary provides that the Base
                           ---------
Monthly Rent is to be increased during the Lease Term and if the date of such increase does not fall on the first day of a calendar month, such increase shall become effective on the first day of the next calendar month. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in Sections 7.3, 11.4 and 12.3), and without any prior demand therefor. Rent shall be paid to Landlord at its address set forth in Section P (1) of the Summary, or at such other place as
                         -------------
Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and Tenant's Share of Expense Increases shall be prorated at the commencement and expiration of the Lease Term.

          3.4  Late Charge and Interest.  Tenant acknowledges that the late
               ------------------------
payment by Tenant of any installment of rent, or any other sum of money required to be paid by Tenant under this Lease, will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs and expenses will include, without limitation, attorneys' fees, administrative and collection costs, and processing and accounting expenses and other costs and expenses necessary and incidental thereto. If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant within five (5) days after the due date for such payment, then Tenant shall immediately pay to Landlord a late charge equal to two percent (2%) of such delinquent rent as liquidated damages for Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to Section 13.2B. If any rent remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid.

          3.5  Security Deposit.  Upon execution of this Lease, Tenant shall
               ----------------
deposit with Landlord in cash the amount set forth in Section M of the Summary
                                                      ---------
as security for the performance by Tenant of its obligations under this Lease, and not as a prepayment of rent (the "Security Deposit"). If Tenant defaults under this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any rent or other sum in default, the repair of any damage to the Premises caused by Tenant or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. To the extent any portion of the Security Deposit is used, Tenant shall within five (5) days after demand from Landlord restore the Security Deposit to its full amount. Landlord may keep the Security Deposit in its general funds. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant within thirty (30) days after the end of the Term. The Security

Facility:_____________

Deposit shall not serve as an advance payment of rent or a measure of Landlord's damages for any default under this Lease. If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer, Landlord shall have no further obligation to return the Security Deposit. Tenant shall look solely to the new landlord for the return of the Security Deposit. Tenant covenants and agrees that it shall not assign or encumber or attempt to assign or encumber the Security Deposit and neither Landlord or its successors or assigns shall be bound by any such agreement, encumbrance, attempted assignment or attempted encumbrance. Landlord shall pay to Tenant (or, at Landlord's election, credit against Base Monthly
Rent) interest on the cash Security Deposit held by Landlord in the amount of four percent (4%) per annum; provided, however, in the event Landlord fails to obtain by the second (2/nd/) anniversary of the Commencement Date an amendment to that certain Owner Participation and Development Agreement dated December 25, 1991 by and among the Redevelopment Agency of the City of Scotts Valley, the City of Scotts Valley and Borland International, Inc. that would permit Landlord, as transferee, to construct office and ancillary facility space of up to a total of 700,000 square feet on the Project (notwithstanding the limitation in Section 1(C) thereof), then Landlord shall only be required to pay Tenant (or credit against Base Monthly Rent) interest in the amount of one half of a percent (.5%) per annum. Such amounts shall be paid or credited on each anniversary of the Commencement Date.

     4.   Use of Premises.
          ---------------

          4.1  Limitation on Use.  Tenant shall use the Premises solely for the
               -----------------
Permitted Use specified in Section N of the Summary.  Tenant shall not do
                           ---------
anything in or about the Premises which will (i) cause structural injury to the Building, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Tenant's Trade Fixtures and Tenant's Alterations, and then only in a manner which has been first approved by Landlord in writing. Tenant shall not operate any equipment within the Premises which will (a) materially damage the Building or the Common Area, (b) overload existing electrical systems or other mechanical equipment servicing the Building, (c) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning ("HVAC") equipment within or servicing the Building, or (d) damage, overload or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building that will result in violations of clauses (a) through
(d) immediately above or set any load on the floor in excess of the load limits for which such items are designated nor operate hard wheel forklifts within the Premises. Notwithstanding the foregoing, Landlord shall not require Tenant to relocate any equipment or furniture from its location as of the Effective Date due to the foregoing restriction regarding load limits, or otherwise hold Tenant in violation of the foregoing provision regarding load limits due to the location of furniture and equipment as of the Effective Date. In addition, subject to the provisions of this Lease, Tenant may continue to use the Premises in the manner in which Tenant is currently using the Premises. Any dust, fumes, or waste products generated by Tenant's use of the Premises shall be contained and disposed so that they do not (1) create an unreasonable fire or health hazard, (2) damage the Premises, or (3) result in the violation of any Law. Except as approved by Landlord, Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any nuisances. If Landlord designates a standard window covering for use throughout the


Facility:___________________

Building, Tenant shall, at Landlord's cost, use this standard window covering to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

          4.2  Compliance with Regulations.  Tenant shall not use the Premises
               ---------------------------
in any manner which violates any Laws or Private Restrictions which affect the Premises. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions; provided, however, Tenant shall not be obligated to make any alterations, additions or improvements to the Premises or the Project required to be made by future Laws or Private Restrictions except as set forth in Section 5.3 hereof. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant's Alterations or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of all-risk insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

          4.3  Outside Areas.  No materials, supplies, tanks or containers,
               -------------
equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

          4.4  Signs.  Tenant shall not place on any portion of the Premises any
               -----
sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. All such approved signs shall strictly conform to all Laws and Private Restrictions and shall be installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair and shall remove, at Tenant's sole cost, such signs installed by Tenant after the Effective Date upon the expiration or earlier termination of this Lease. In connection with Landlord's purchase of the Project and leasing of portions of the Project to third parties, Landlord shall have the right, at Landlord's cost, to remove or require modifications to Tenant's existing signage on the Project; provided that, in the event Landlord installs a monument sign on the Project, Tenant shall have the right to install its name, at Landlord's sole cost, on such sign. Tenant shall also have the right, subject to Landlord's reasonable approval as to the specifications therefor, at Tenant's sole cost, to install its name on the glass entry to the Premises off the main lobby of the Building. Landlord shall, at its sole cost, install Tenant's name on the building directory in the main lobby of the Building.

          4.5  Parking.  Tenant and Tenant's Agents shall have the exclusive
               -------
right to park in the parking spaces located under Modules E and F as shown on Exhibit C hereto. In addition, Tenant is allocated and shall have the non-
---------
exclusive right to use not more than the number of parking stalls within the Project equal to the number of Tenant's Allocated Parking Stalls described in Section H of the Summary less the number of parking stalls located below Modules
---------
E and F as shown on Exhibit C hereto for its use and the use of Tenant's Agents,
                    ---------
the location of which may be

Facility:_______________
designated from time to time by Landlord. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area. Except with respect to the exclusive parking spaces shown on Exhibit C hereto, Tenant shall not have the exclusive right to
                ---------
use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant's Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant's use to be towed away at Tenant's cost. All trucks and delivery vehicles shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and
(iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Law to limit or control parking in the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord. Landlord shall have no obligation to monitor or enforce any rules regarding the use of parking stalls in the Project.

          4.6  Rules and Regulations.  Landlord may from time to time promulgate
               ---------------------
reasonable and nondiscriminatory rules and regulations applicable to all occupants of the Project for the care and orderly management of the Project and the safety of its tenants and invitees. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Project of any such rules and regulations; provided, however, (i) Landlord shall use commercially reasonable efforts to enforce such rules and regulations (which reasonable efforts shall not require Landlord to institute legal proceedings) and (ii) Landlord shall not discriminate among the tenants in the Project in the enforcement of such rules and regulations.

          4.7  Construction of Additional Improvements.  Tenant acknowledges
               ---------------------------------------
that Landlord may from time to time construct additional improvements, including additional buildings, on the Project. Landlord shall have the right to construct such improvements, and, provided Landlord performs such work as set forth below, Tenant shall not be entitled to any abatement of rent as a result of such construction or the additional improvements, including, without limitation, due to the noise, dust, additional traffic, additional usage of and wear and tear on the Common Area, loss of view or disruption associated therewith and Tenant waives any and all claims which it or its employees, invitees, agents or contractors may have as a result thereof. The design, location and configuration of such improvements shall be in Landlord's sole discretion. As a result of the construction of such improvements, portions of the Common Area, including, without limitation, parking location, configuration and access, may be temporarily or permanently closed or modified; provided, however, the foregoing shall be subject to the provisions of Section 6.3 hereof. None of the foregoing shall give rise to any rights or claims by Tenant and Tenant shall not be entitled to any compensation or abatement of any kind with respect thereto. In the event that Landlord, in its sole discretion, elects to include such improvements as part of the Common Area and the Project, upon completion of such additional improvements, the Project Gross Leasable Area shall be increased due to the square footage of the additional improvements by an amount reasonably determined by

Facility:___________________

Landlord, and Tenant's Share shall be appropriately adjusted based on such change to the Project Gross Leasable Area. Landlord shall use reasonable efforts to minimize disruption to Tenant's use of the Premises as a result of such construction (which reasonable efforts shall not require Landlord to perform work outside of normal business hours) and shall otherwise comply with the restrictions set forth in Section 6.3 hereof. Landlord shall have the right in its sole discretion to sell portions of the Project or to develop portions of the Project as separate projects, in which case such portions of the Project shall thereafter be excluded from the term "Project" and the Project Gross Leasable Areas shall not include any improvements located therein.

          4.8  Furniture.  Upon the expiration or earlier termination of this
               ---------
Lease, Landlord shall have the right to purchase from Tenant for One Dollar ($1.00) the office furnishings that are located within the Premises on the Commencement Date ("Furniture"). Upon payment to Tenant of the purchase price therefor at the expiration or earlier termination of this Lease, Tenant shall surrender the Furniture in the Premises and convey the Furniture to Landlord by bill of sale. Tenant shall maintain the Furniture in good condition and repair, reasonable wear and tear excepted, and shall not remove any of the Furniture from the Premises without Landlord's prior written consent.

     5.   Trade Fixtures and Alterations.
          ------------------------------

          5.1  Trade Fixtures.  Throughout the Lease Term, Tenant may provide
               --------------
and install, and shall maintain in good condition, any Trade Fixtures required in the conduct of its business in the Premises. All Trade Fixtures shall remain Tenant's property.

          5.2  Tenant's Alterations.  Construction by Tenant of Tenant's
               --------------------
Alterations shall be governed by the following:

               A. Tenant shall not construct any Tenant's Alterations or otherwise alter the Premises without Landlord's prior written approval (which approval shall not be unreasonably withheld or delayed). Tenant shall be entitled, without Landlord's prior approval, to make Tenant's Alterations to the interior of the Premises (i) which are not visible from the exterior of the Premises; (ii) which do not affect the structural or exterior parts or water tight character of the Building or the roof, electrical or HVAC systems of the Building, (iii) which do not reduce the value of the Premises; and (iv) the reasonably estimated cost of which, plus the original cost of any part of the Premises removed or materially altered in connection with such Tenant's Alterations, together do not exceed Fifty Thousand Dollars ($50,000) per work of improvement. In the event Landlord's approval for any Tenant's Alterations is required, then the following shall occur: (a) Tenant shall not construct any Tenant's Alterations until Landlord has approved in writing the plans and specifications therefor; (b) such Tenant's Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord; and (c) Tenant shall pay to Landlord within thirty (30) days following receipt of a written invoice or statement and documentation evidencing such costs incurred by Landlord, all reasonable costs and expenses incurred by Landlord in connection with the review of such plans and specifications. Landlord shall approve or disapprove any proposed Tenant's Alterations within ten (10) business days of Landlord's receipt of the proposed plans and all information reasonably required for Landlord to approve such Tenant's Alterations requiring Landlord's consent. With respect to projects that cost less than One Hundred Thousand Dollars ($100,000) (including the original cost of

Facility:___________________
any part of the Premises removed or materially altered in connection with the proposed Tenant's Alterations) and require Landlord's consent, in the event Landlord fails to respond within ten (10) business days of Tenant's delivery of the proposed plans and all other information reasonably required for Landlord to approve such Tenant's Alterations, Landlord shall be deemed to have approved of the proposed Tenant's Alterations as described in the plans submitted to Landlord. All Tenant's Alterations constructed by Tenant shall be constructed by a licensed contractor in accordance with all Laws using materials of good quality.

               B. Tenant shall not commence construction of any Tenant's Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five (5) days' prior written notice of its intention to commence such construction, and (iv) if reasonably requested by Landlord, Tenant has obtained contingent liability and broad form builders' risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9.

               C. All Tenant's Alterations shall be constructed at Tenant's sole expense and shall remain the property of Tenant during the Lease Term, but shall not be altered or removed from the Premises. At the expiration or sooner termination of the Lease Term, all Tenant's Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant's Alterations, Tenant shall so remove such Tenant's Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant's Alterations with respect to which the following is true: (i) at the time Tenant requested Landlord's approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Tenant's Alterations at the expiration of the Lease Term; and (ii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove such Tenant's Alterations at the expiration of the Lease Term.

          5.3  Alterations Required by Law.  Tenant shall make any alteration,
               ---------------------------
addition or change of any sort to the Project that is required by any Law or Private Restriction because of (i) Tenant's particular use or change of use of the Premises during the Lease Term; (ii) Tenant's application for any permit or governmental approval during the Lease Term; or (iii) Tenant's construction or installation of any Tenant's Alterations or Trade Fixtures.

          5.4  Mechanic's Liens.  Tenant shall keep the Project free from any
               ----------------
liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant's Agents relating to the Project. If any claim of lien is recorded (except those caused by Landlord or Landlord's Agents), Tenant shall bond against or discharge the same within thirty (30) days after the same has been recorded against the Project. Should any lien be filed against the Project or any action be commenced affecting title to the Project, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

Facility:___________________

          5.5  Taxes on Tenant's Property.  Tenant shall pay before delinquency
               --------------------------
any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. If any tax or other charge is assessed by any governmental agency because of the execution of this Lease, such tax shall be paid by Tenant. Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

     6.   Repair and Maintenance.
          ----------------------

          6.1  Tenant's Obligation to Maintain.  Except as otherwise provided in
               -------------------------------
Section 6.2, Section 11.1, and Section 12.3, Tenant shall maintain the Premises in a neat and orderly condition. Tenant shall maintain in good order, condition, and repair and replace when necessary: (i) the electrical and HVAC systems exclusively servicing the Premises (including, without limitation, the HVAC system serving Tenant's computer room and telephone closet) and (ii) any additional building systems or specialized Tenant's Alterations installed by Tenant during the Lease Term. Tenant shall also be responsible for replacement of light bulbs and ballasts within the Premises and for the repair and replacement of items within the Premises damaged by Tenant or Tenant's Agents, other than normal wear and tear.

          6.2  Landlord's Obligation to Maintain.  Landlord shall repair,
               ---------------------------------
maintain and operate the Common Area and repair and maintain and replace, if necessary, the roof, exterior and structural parts of the Building and the mechanical, electrical, HVAC, plumbing, sewage and life safety systems in the Building not exclusively serving the Premises, so that the same are kept in good order, condition and repair. Landlord shall also repair, maintain and replace, if necessary: (i) all fixtures, interior walls, floors, and ceilings (provided, Landlord shall not be responsible for maintaining, repairing or replacing carpets or other floor coverings); (ii) all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); and (iii) damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry. All repairs and replacements in the Premises required of Landlord shall be promptly made with new materials of like kind and quality. Landlord shall not be responsible for repairs required by an accident, fire or other peril or for damage caused to any part of the Project by any act or omission of Tenant or Tenant's Agents except as otherwise required by Article 11. Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the reasonable discretion of Landlord.

          6.3  Control of Common Area.
               ----------------------

               A. Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord's counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project and the Common Area any land or improvement, including multi-deck parking structures; (v) make changes to the

Facility:___________________

Common Area including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project. In exercising any rights regarding the Common Area, (a) Landlord shall make a reasonable effort to minimize any disruption to Tenant's business, and (b) except as set forth in clauses (i) and (ii) of the second sentence of this section, Landlord shall not exercise its rights to control the Common Area in a manner that would unreasonably interfere with Tenant's access to the Premises, reduce or eliminate Tenant's parking rights under this Lease or unreasonably interfere with Tenant's use or occupancy of the Premises.

               B. Use of the cafeteria shall be subject to payment of the Cafeteria Subsidy described in Section 17 and payment for food served therein. Use of the fitness center and related pool and tennis courts and the auditorium and meeting rooms shall be subject to payment of reasonable additional fees therefor established from time to time by Landlord or the operator thereof. Landlord estimates that the monthly rate for the fitness center for Tenant's employees immediately following the Commencement Date will be $60 per month per person. In the event that Landlord leases or otherwise licenses the operation of the fitness center to a third party, Landlord shall require in its agreement with such operator that such operator provide to Tenant's employees a discount of twenty percent (20%) over the operator's then-standard charge for use of the facility and that all of Tenant's employees that are members of the fitness center as of the Effective Date be permitted to continue to be members of the fitness center immediately following the Commencement Date without payment of an initiation fee. In the event that Landlord operates the facility itself, it shall also offer such discount and initiation fee waiver. Tenant shall have non-exclusive access to, and non-exclusive use of, the Common Areas in common with all other tenants, subtenants, occupants and invitees of the Project. Subtenant's use of the Common Areas shall be on a first-come, first-serve basis and Tenant shall have no priority or preference in its use of the Common Areas. If Tenant wishes to use the auditorium or meeting rooms, Tenant shall coordinate its use of such rooms with Landlord in accordance with Landlord's then-current procedures to insure availability and make reservations. Tenant shall not have the right to "bump" or have preference over events which have already been booked in the auditorium or meeting rooms. Tenant hereby acknowledges and agrees that Landlord may terminate Tenant's use of the Common Areas at any time during the Lease Term if Landlord elects to develop or construct improvements upon that portion of the Project, lease such portion to another tenant, limit such portions to other tenants or otherwise eliminate such amenities; provided, however, subject to clauses (i) and (ii) of the second sentence of Section 6.3A,
(i) Landlord shall not overburden the parking areas of the Common Area, (ii) at all times during the Lease Term, Tenant shall be entitled to the use of Tenant's Allocated Parking Stalls as provided in Section H of the Summary and (iii)
                                        ---------
subject to Section 17 hereof, Landlord shall not eliminate from the Common Area or terminate Tenant's use of the cafeteria, the fitness center, the pool or the

Facility:___________________
landscaped central courtyard; provided, however, (a) Landlord shall expressly have the right to make reasonable modifications to the foregoing and to eliminate from the Common Areas or terminate Tenant's right to use the foregoing in the location that exists as of the Effective Date provided Landlord provides a comparable replacement facility in a reasonably accessible location on the Project and (b) notwithstanding anything to the contrary herein, including the last sentence of Section 6.3A, Landlord shall have the express right to eliminate from the Common Area or terminate Tenant's right to use the amphitheater, the soccerfield, the auditorium, the tennis courts, the meeting rooms, the sundry store and the rock formation area. Among other things, Landlord may condition the use and availability of the fitness center to Tenant's employees upon (1) execution of agreements by Tenant and its employees that release Landlord and its employees, agents and other representatives from all loss or damage to the employees' property and bodily injury or death in a form customarily used by fitness center operators, (2) compliance by Tenant's employees with customary building security and fitness center use rules and policies, (3) use of fitness center only during certain designated hours applicable to all members of the fitness center, (4) the provision of insurance (as determined by Landlord) at Tenant's expense, and (5) such other matters as Landlord or its operator reasonably may determine. Tenant hereby acknowledges that Landlord may lease or license to related or unrelated third party operators certain portions of the Common Area and that Landlord may further make certain portions of the Common Area available for use by people that are not occupants of the Project.

     7.   Waste Disposal and Utilities.
          ----------------------------

          7.1  Waste Disposal.  Tenant shall store its waste either inside the
               --------------
Premises or within outside trash enclosures that are designated by Landlord.
All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.

          7.2  Hazardous Materials.  Landlord and Tenant agree as follows with
               -------------------
respect to the existence or use of Hazardous Materials on the Project:

               A. Except as set forth in Section 7.2C below, Tenant shall not use or permit Tenant's Agents to transport, store, treat, dispose, use or otherwise bring onto the Project any Hazardous Materials. Without limiting the generality of the foregoing, any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant and Tenant's Agents in or about the Project shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, protect and hold harmless Landlord from and against any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Project by Tenant or Tenant's Agents during the Lease Term. Landlord acknowledges and agrees that Tenant shall not have any liability or obligations under this Lease with respect to Hazardous Materials used, stored, transported, released or disposed of on or about the Project by persons or entities other than Tenant or Tenant's Agents.

Facility:___________________

               B. If the presence of Hazardous Materials on the Project caused or permitted by Tenant or Tenant's Agents results in contamination of the Project, including deterioration of water or soil, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination. Tenant shall further be solely responsible for, and shall defend, indemnify, protect and hold Landlord and its Agents harmless from and against, all losses, damages, claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any investigation and remediation required hereunder to return the Project to its condition existing prior to the appearance of such Hazardous Materials caused or permitted by Tenant or Tenant's Agents during the Lease Term.

               C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Project, and (ii) any contamination of the Project by Hazardous Materials. Tenant may use small quantities of normal office materials such as copier toner and cleaning fluids in order to conduct its business at the Premises. At any time during the Lease Term, Tenant shall, within five (5) days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Project, the nature of such use, and the manner of storage and disposal.

               D. Landlord may, at Landlord's cost (except as otherwise expressly set forth in this Section 7.2D), cause testing wells to be installed on the Project, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in Section 7.2A or Section 7.2B. Upon request by Landlord, and on each anniversary of the Commencement Date, Tenant shall complete and submit to Landlord the Hazardous Materials Questionnaire attached hereto as Exhibit F, or, upon request by Landlord, Landlord's then
                   ---------
current form.

               E. As used herein, the term "Hazardous Material," means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material," includes, without limitation, petroleum products, asbestos, PCB's, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). As used herein, the term "Hazardous Material Law" shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including, without limitation, the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material. The obligations of Landlord and Tenant under this Section 7.2 shall survive the expiration or earlier termination of the Lease Term.

Facility:___________________

          7.3  Utilities.  As part of Common Operating Expenses, Landlord shall
               ---------
furnish to the Premises (excluding the Storage Area) HVAC, electricity and water in such amounts as Landlord reasonably determines are necessary for Tenant's use of the Premises. Landlord shall supply HVAC to the Premises (excluding the Storage Area) during the hours of 7 a.m. to 7 p.m. Monday through Friday (except holidays). If Tenant desires HVAC during additional hours, then Landlord will provide it at Tenant's cost. The cost thereof shall be equal to Landlord's actual cost thereof plus ten percent (10%). Landlord also shall provide janitorial services to the Premises five (5) nights per week (except holidays), and the cost thereof shall be included in Common Operating Expenses. Utilities and services for the Common Areas or which are provided jointly to tenants of the Building shall be provided by Landlord as part of Common Operating Expenses. Utilities and services that are supplied separately to the Premises shall be charged (after the Base Year) separately to Tenant based upon Landlord's reasonable estimate of Tenant's usage or, at Landlord's election, as measured by a separate meter installed by Landlord at Tenant's expense. If, in Landlord's reasonable determination, Tenant disproportionately uses any utilities or services provided jointly to tenants of the Building, then Landlord shall have the right to allocate to Tenant the cost of any excess usage as reasonably calculated by Landlord. Landlord shall not be liable for any failure to provide access to the Premises, to assure the beneficial use of the Premises or to furnish any services or utilities when such failure is caused by natural occurrences, riots, civil disturbances, insurrection, war, court order, public enemy, accidents, breakage, strikes, lockouts, other labor disputes, the making of repairs, alterations or improvements to the Premises or the Building (unless made or undertaken by Landlord or any of its Agents in a grossly negligent or intentionally wrongful manner), the inability to obtain an adequate supply of fuel, gas, steam, water, electricity, communication services, labor or other supplies or by any other condition beyond Landlord's reasonable control, and Tenant shall not be entitled to any damages resulting from such failure, nor shall such failure relieve Tenant of the obligation to pay all sums due hereunder or constitute or be construed as a constructive or other eviction of Tenant. The preceding to the contrary notwithstanding, in the event any utility or service described in this Section 7.3 and to be provided to Tenant or the Premises is curtailed, suspended or interrupted due to the gross negligence or willful misconduct of Landlord or Landlord's Agents for greater than forty-eight
(48) consecutive hours, then Tenant's obligation to pay Base Monthly Rent and Tenant's Share of Common Operating Expenses shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired thereby until such time as such utility or service is fully restored. If any governmental entity promulgates or revises any statute, ordinance or building, fire or other code, or imposes mandatory or voluntary controls or guidelines on Landlord or the Building or any part thereof, relating to the use or conservation of energy, water, gas, steam, light, communication services or electricity or the provision of any other utility or service provided with respect to this Lease, or if Landlord is required or elects to make alterations to the Building in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines, or make such alterations to the Building. Neither such compliance nor the making of such alterations shall in any event entitle Tenant to any damages, relieve Tenant of the obligation to pay any of the sums due hereunder, or constitute or be construed as a constructive or other eviction of Tenant. Following any interruption of any services or utilities, Landlord shall use commercially reasonable efforts to restore such services or utilities promptly, including by use of the diesel generator located on the Project. Landlord shall maintain, throughout the Lease Term, a diesel generator on the Project, together with a reasonable amount of fuel to operate the generator.

Facility:___________________

          7.4  Compliance with Governmental Regulations.  Landlord and Tenant
               ----------------------------------------
shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance.

     8.   Common Operating Expenses.
          -------------------------

          8.1  Tenant's Obligation to Reimburse.  As Additional Rent, Tenant
               --------------------------------
shall pay Tenant's Share (specified in Section G of the Summary) of the increase
                                       ---------
in the Common Operating Expenses for each of Landlord's fiscal years or portion thereof after the Base Year when compared to the Common Operating Expenses for the Base Year (the "Expense Increases"). Tenant shall pay such share of the Expense Increases incurred or paid by Landlord but not theretofore billed to Tenant within thirty (30) days after receipt of a written bill therefor from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may from time to time require that Tenant pay Tenant's Share of Expense Increases in advance in estimated monthly installments, in accordance with the following: (i) Landlord shall deliver to Tenant Landlord's reasonable estimate of the Common Operating expenses it anticipates will be paid or incurred for the Landlord's fiscal year in question; (ii) during such Landlord's fiscal year, Tenant shall pay Tenant's Share of the estimated Expense Increases in advance in monthly installments as required by Landlord due with the installments of Base Monthly Rent; and (iii) within one hundred twenty (120) days after the end of each Landlord's fiscal year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord during the just ended Landlord's fiscal year and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit by Landlord against the next installment of Additional Rent (or with payment to Tenant in cash if no further installments of Additional Rent are due), as the case may require, within thirty (30) days after delivery by Landlord to Tenant of such statement, so that Landlord shall receive the entire amount of Tenant's Share of all Expense Increases for such Landlord's fiscal year, and no more. Landlord may reasonably revise its estimate of Common Operating Expenses from time to time (but not more frequently than once in any fiscal year of Landlord), and Tenant shall thereafter make payments on the basis of the revised estimate. Tenant shall have the right at its expense, exercisable upon reasonable prior written notice to Landlord, to inspect at Landlord's office during normal business hours Landlord's books and records as they relate to Common Operating Expenses; provided, however, if Landlord has overstated Tenant's Share of Expense Increases by more than five percent (5%), Landlord shall pay for Tenant's actual, reasonable out of pocket costs for such audit and inspection. Such inspection must be within ninety (90) days of Tenant's receipt of Landlord's annual statement for the same, and shall be limited to verification of the charges contained in such statement. Tenant may not withhold payment of such bill pending completion of such inspection. In the event that the Project is not one hundred percent (100%) occupied during all or any portion of any fiscal year, Landlord may make an appropriate adjustment, in accordance with industry standards and sound management practices, of the Common Operating Expenses for each such year to determine what the Common Operating Expenses would have been for such year if the Project had been one hundred percent (100%) occupied, and the amount so determined shall be deemed to be the amount of Common Operating Expenses for such year. Common Operating Expenses for the Base Year shall be determined based on what the Common Operating Expenses would have been for

Facility: _______________
the Base Year if the Project had been one hundred percent (100%) occupied. Such adjustments shall be made by Landlord by increasing those costs included in the Common Operating Expenses which, according to industry standards and sound management practices, vary based upon the level of occupancy of the Project. Landlord, upon notice to Tenant, may change its fiscal year from time to time to any twelve (12) consecutive month period and, in the event of any such change, Tenant's Share of Common Area Expenses shall be equitably adjusted for the fiscal year involved in any such change.

          8.2  Common Operating Expenses Defined.  The term "Common Operating
               ---------------------------------
Expenses" shall mean all costs and expenses incurred by Landlord with respect to the operation, maintenance, protection, repair and replacement of the Project, including, without limitation, the following:

               A. All costs and expenses reasonably paid or incurred by Landlord in doing the following (including payments to independent contractors and parties providing services related to the performance of the following): (i) maintaining, cleaning, repairing and resurfacing the roof (including repair of leaks) and the exterior surfaces (including painting) of all buildings located on the Project; (ii) maintenance of the liability, fire, property damage insurance and all other insurance carried by Landlord pursuant to Section 9.2 (including the prepayment of premiums for coverage of up to one year); (iii) maintaining, repairing, operating and replacing when necessary HVAC equipment, utility facilities and other building service equipment; (iv) providing HVAC, utilities and janitorial services (including lighting, trash removal and water for landscaping irrigation); (v) complying with all future Laws and Private Restrictions; (vi) operating, maintaining, repairing, cleaning, painting, restriping and resurfacing the Common Area, including, without limitation, the existing or future waterfalls, cafeteria, fitness center, pool, tennis courts, auditorium and meeting rooms; (vii) replacement or installation of lighting, fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; (viii) providing security (provided, however, that Landlord shall not be obligated to provide security, and may discontinue security service at any time); (ix) maintenance, repair and replacement obligations set forth in
Section 6.2; (x) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption or the cost of utilities, services or Common Operating Expenses of the Project; (xi) replacement of capital improvements or building service equipment; and (xii) restoration of any part of the Project that has been damaged by any peril to the extent the cost thereof is not covered by insurance proceeds actually recovered by Landlord up to a maximum amount per occurrence of two percent (2%) of the then replacement cost of the Project.

               B.   The following costs: (i) Real Property Taxes as defined in
Section 8.3; (ii) the amount of any "deductible" paid by Landlord with respect to damage caused by any Insured Peril; (iii) the legal, accounting and other professional services for the Project, including costs, reasonable fees and expenses of contesting the validity or applicability of any Law relating to the Project; and (iv) that portion of all compensation (including benefits and premiums for workers' compensation and other insurance) paid to or on behalf of Landlord's on-site property manager and its employees, but only to the extent they are involved in the performance of work that is fairly allocable to the Project; and

Facility: _______________

               C. The fair market rent of the property management office located on the Project and fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord); provided, however, such fee shall not exceed four percent (4%) of the base monthly rent for the Project.

               D. Notwithstanding the foregoing, Common Operating Expenses shall not include any of the following: (i) payments on any loans or ground leases affecting the Project; (ii) depreciation of any buildings or any major systems of building service equipment within the Project; (iii) leasing commissions; (iv) the cost of tenant improvements installed for the exclusive use of other tenants of the Project; (v) capital expenditures in excess of Five Thousand Dollars ($5,000) per item, except as set forth in Section 8.2E below;
(vi) wages, salaries, fees and fringe benefits paid to employees or officers of Landlord above the level of property manager; (vii) increases in insurance costs caused by the activities of the other occupants or tenants of the Project;
(viii) costs for which Landlord has a right of reimbursement from others, or costs which Tenant pays directly to a third party; (ix) costs (a) arising from the disproportionate use of any utility or service supplied by Landlord to any other occupant of the Project, or (b) associated with utilities and services of a type not provided to Tenant; (x) costs incurred in connection with negotiations or disputes with other occupants or tenants of the Project, and costs arising from the violation by Landlord or any occupant of the Project (other than Tenant) of the terms and conditions of any lease or other agreement (except for costs incurred to benefit the Project); (xi) costs incurred to investigate the presence of any Hazardous Materials, costs to respond to any claim of Hazardous Material contamination or damage, costs to remove any Hazardous Material from the Premises, Building or Project or to remediate any Hazardous Material contamination, and any judgments or other costs incurred in connection with any Hazardous Material exposure or release; (xii) insurance deductibles in excess of two percent (2%) of the replacement cost of the Project; (xiii) the costs of accounting services necessary to compute the rents and charges payable by tenants and keep the books of the Project; (xiv) any management consulting fees (including, without limitation, fees for any outside audit) in excess of the property management fee set forth in Section 8.2C above (provided the salary of Landlord's on-site property manager shall not be excluded); and (xv) premiums for earthquake insurance to the extent the premiums exceed two (2) times the amount of the earthquake insurance premiums in the Base Year.

               E. All costs incurred by Landlord in excess of Five Thousand Dollars ($5,000) per item that would normally be considered capital expenditures under generally accepted accounting practices shall be amortized over the useful life of the applicable improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles) with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to construct such improvement from an institutional lender, and included in Common Operating Expenses until the first to occur of the expiration of the Lease Term (as it may be extended) or the end of the term over which such costs were amortized. Notwithstanding the foregoing, (i) Landlord shall not be required to amortize amounts that are Five Thousand Dollars ($5,000) or less, and such amounts may be included in Common Operating Expenses directly; (ii) as to costs described in Section 8.2A(x) above, the monthly amortization payment shall not exceed the monthly amount of cost savings expected from the modification or construction of the capital improvements made by Landlord as described therein; and (iii) Tenant shall not be required to pay as Expense Increases in any calendar year more than (a) Fifty Thousand Dollars ($50,000) in amortized

Facility: _______________
capital expenditures, exclusive of amortized costs arising due to casualty or condemnation, and (b) Fifty Thousand Dollars ($50,000) in amortized capital expenditures arising due to casualty or condemnation.

          8.3  Real Property Taxes Defined.  The term "Real Property Taxes"
               ---------------------------
shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments resulting from a change in ownership, new construction, or any other cause), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or energy within the Project, or Landlord's business of leasing the Project. If at any time during the Lease Term, the method of taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project or Landlord's interest therein, or (ii) on or measured by the gross receipts, income (but not net income of Landlord) or rentals from the Project, on Landlord's business of leasing the Project, or computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources, or any fine, penalty or interest imposed solely by reason of Landlord's failure to timely pay any taxes (unless Landlord's failure is due to Tenant's default hereunder).

     9.   Insurance.
          ---------
          9.1  Tenant's Insurance.  Tenant shall maintain insurance complying
               ------------------
with all of the following:

               A. Tenant shall procure, pay for and keep in full force and effect the following:

                    (1) Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant's Liability Insurance Minimum specified in Section 0
                                                            ---------

Facility: _______________
of the Summary, which insurance shall contain a "contractual liability" endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord contained in Section 10.3;

                    (2) Fire and property damage insurance in so-called "all-risk" form insuring Tenant's Trade Fixtures and Tenant's Alterations for the full actual replacement cost thereof; and

                    (3) Business interruption insurance with limits of liability representing at least one (1) year of income, business auto liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident, insurance protecting against liability under workers' compensation laws with limits at least as required by statute, insurance for all plate glass in the Premises, and such other insurance that is either (i) required by any Lender, or (ii) reasonably required by Landlord and customarily carried by tenants of comparable premises.

               B. Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this Section 9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord (it being understood that Landlord's insurance shall provide excess coverage for Landlord after applying Tenant's insurance); (iii) shall be in a form reasonably satisfactory to Landlord; (iv) shall be carried with companies having as Best's Insurance rating of at least A- VIII; (v) shall provide that such policy shall not be subject to cancellation, lapse or material change except after at least thirty (30) days prior written notice to Landlord; (vi) shall not have a "deductible" in excess of such amount as is reasonably approved by Landlord;
(vii) shall contain a cross liability endorsement; and (viii) shall contain a "severability" clause.

               C. A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this Section 9.1 (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section 9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the Commencement Date and upon renewal of such policies, but not less than thirty (30) days prior to the expiration of the term of such coverage. Landlord may, at any time, and from time to time, inspect and copy any and all insurance policies required to be procured by Tenant pursuant to this Section 9.1. If any Lender or insurance advisor reasonably determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this Section 9.1 is not adequate, then Tenant shall increase such coverage for such insurance to such amount as such Lender or insurance advisor reasonably deems adequate, not to exceed the level of coverage for such insurance commonly carried by tenants of comparable premises.

          9.2  Landlord's Insurance.  Landlord shall have the following
               --------------------
obligations and options regarding insurance:

               A. Landlord shall maintain a policy or policies of fire and property damage insurance in so-called "all-risk" form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than twelve (12) months and from physical

Facility: _______________
damage to the Project. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Landlord shall have the right, but not the obligation, in its sole and absolute discretion, to obtain insurance for such additional perils that Landlord deems appropriate, including, without limitation, coverage for damage by earthquake and/or flood. All such coverage shall contain "deductibles" which Landlord deems appropriate, which, in the case of earthquake and flood insurance, may be up to ten percent (10%) of the replacement value of the property insured or such higher amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant's Alterations.

               B. Landlord may maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection.

          9.3  Tenant's Obligation to Reimburse.  If Landlord's insurance rates
               --------------------------------
for the Building are increased at any time during the Lease Term as a result of the nature of Tenant's use of the Premises or any acts of omission of Tenant or its Agents, Tenant shall reimburse Landlord for the full amount of such increase immediately upon receipt of a bill from Landlord therefor.

          9.4  Release and Waiver of Subrogation.  Notwithstanding anything to
               ---------------------------------
the contrary herein, the parties hereto release each other, and their respective Agents, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by
Section 9.1A and Section 9.2B; (ii) such release shall apply to liability resulting from any risk insured against or covered by self-insurance maintained or provided by Tenant to satisfy the requirements of Section 9.1 to the extent permitted by Landlord; and (iii) Tenant shall not be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by Landlord from such insurance, but only if the insurance in question permits such partial release in connection with obtaining a waiver of subrogation from the insurer. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its Agents in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.

Facility: _______________

     10.  Limitation on Landlord's Liability and Indemnity.
          ------------------------------------------------

          10.1   Limitation on Landlord's Liability. Landlord shall not be
                 ----------------------------------
liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise under this Lease), for any injury to Tenant or Tenant's Agents, damage to the property of Tenant or Tenant's Agents, or loss to Tenant's business resulting from any cause, including, without limitation, any: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord;
(iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Premises or the Building through roof leaks or otherwise. Notwithstanding the foregoing but subject to Section 9.4, Landlord shall be liable for any such injury, damage or loss which is proximately caused by Landlord's willful misconduct or gross negligence of which Landlord has actual notice and a reasonable opportunity to cure but which it fails to so cure.

          10.2   Limitation on Tenant's Recourse.  If Landlord is a corporation,
                 -------------------------------
trust, partnership, limited liability company, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals or representatives. Tenant shall have recourse only to the interest of Landlord in the Project (and insurance proceeds actually received by Landlord) for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

          10.3   Indemnification of Landlord.  Tenant shall hold harmless,
                 ---------------------------
indemnify, protect and defend Landlord, and its employees, agents and contractors, with counsel reasonably satisfactory to Landlord from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever (other than the willful misconduct or gross negligence of Landlord) occurring in or about the Premises during the Lease Term, (ii) the negligence or willful misconduct of Tenant or its Agents, wherever the same may occur, or (iii) an Event of Tenant's Default. The provisions of this Section 10.3 shall survive the expiration or sooner termination of this Lease.

     11.  Damage to the Premises.
          ----------------------

          11.1   Landlord's Duty to Restore.  If the Premises are damaged by any
                 --------------------------
peril after the Commencement Date, Landlord shall restore the Premises unless this Lease is terminated by Landlord pursuant to Section 11.2 or by Tenant pursuant to Section l1.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Section 9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either

Facility: _______________

Section 11.2 or Section 11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord's obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises.

          11.2   Landlord's Right to Terminate. Landlord shall have the right to
                 -----------------------------
terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage:

                 A. Either the Project or the Building is damaged by an Insured Peril to such an extent that the estimated cost to restore exceeds thirty-three percent (33%) of the then actual replacement cost thereof;

                 B. Either the Project or the Building is damaged by an Uninsured Peril to such an extent that the estimated cost to restore exceeds two percent (2%) of the then actual replacement cost thereof; provided, however, that Landlord may not terminate this Lease pursuant to this Section 11.2B if one or more tenants of the Project agree in writing to pay the amount by which the cost to restore the damage exceeds such amount and subsequently deposit such amount with Landlord within thirty (30) days after Landlord has notified Tenant of its election to terminate this Lease;

                 C. The Premises are damaged by any peril within twelve (12) months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to three (3) times the Base Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this Section 11.2C if Tenant, at the time of such damage, has a then valid express written option to extend the Lease Term and Tenant exercises such option to extend the Lease Term within fifteen (15) days following the date of such damage; or

                 D. Either the Project or the Building is damaged by any peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

                 E. As used herein, the following terms shall have the following, meanings: (i) the term "Insured Peril" shall mean a peril actually insured against for which the insurance proceeds actually received by Landlord are sufficient (except for any "deductible" amount specified by such insurance) to restore the Project under then existing building codes to the condition existing immediately prior to the damage; and (ii) the term "Uninsured Peril" shall mean any peril which is not an Insured Peril. Notwithstanding the foregoing, if the "deductible" for earthquake or

Facility: _______________
flood insurance exceeds two percent (2%) of the replacement cost of the improvements insured, such peril shall be deemed an "Uninsured Peril".


          11.3 Tenant's Right to Terminate.  If the Premises are damaged by any
               ---------------------------
peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Section 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within seven (7) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration.

               A. The Premises (excluding the Storage Area) are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed with twelve (12) months after the date of such damage; or

               B. The Premises (excluding the Storage Area) are damaged by any peril within twelve (12) months of the last day of the Lease Term and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises (excluding the Storage Area) cannot be substantially completed within ninety (90) days after the date of such damage and such damage renders unusable more than thirty percent (30%) of the Premises (excluding the Storage Area).

Tenant shall also have the right to terminate this Lease in the event that Landlord's architect or construction consultant estimates that the restoration following damage by a peril can be completed within twelve (12) months of the date of damage and the restoration is not substantially completed within such twelve (12) month period. Such termination right may be exercised only by delivery to Landlord of a written notice of election to terminate within seven
(7) days after the expiration of such twelve (12) month period.

          11.4 Abatement of Rent.  In the event of damage to the Premises which
               -----------------
does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant's business or property or for any inconvenience or annoyance caused by such damage or restoration, Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

     12.  Condemnation.
          ------------

          12.1 Landlord's Termination Right.  Landlord shall have the right to
               ----------------------------
terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) more than thirty percent (30%) of the Premises (other than the Storage Area) is so taken, (ii) more than twenty percent

Facility: _______________

(20%) of the Building Gross Leasable Area is so taken, or (iii) more than twenty percent (20%) of the Common Area is so taken. Any such right to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.


          12.2 Tenant's Termination Right.  Tenant shall have the right to
               --------------------------
terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) ten percent (10%) or more of the Premises (other than the Storage Area) is so taken and that part of the Premises that remains cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant's business, or (ii) there is a taking affecting the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within reasonable walking distance of the Premises equal in number to at least eighty percent (80%) of the number of spaces allocated to Tenant by Section 4.5, whether by rearrangement of the remaining parking areas in the Common Area (including construction of multi-deck parking structures or restriping for compact cars where permitted by Law) or by alternative parking facilities on other land. Tenant must exercise such right within thirty (30) days of Tenant's notice of such taking, to be effective on the date that possession of that portion of the Premises or Common Area that is condemned is taken by the condemnor.

          12.3 Restoration and Abatement of Rent.  If any part of the Premises
               ---------------------------------
or the Common Area is taken by condemnation and this Lease is not terminated, then Landlord shall restore the remaining portion of the Premises and Common Area and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, as of the date possession is taken, the Base Monthly Rent shall be reduced in proportion to the degree to which Tenant's use of the Premises is impaired due to the taking.

          12.4 Temporary Taking.  If any portion of the Premises is temporarily
               ----------------
taken for one (1) year or less, this Lease shall remain in effect. If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one (1) year or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant's ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is taken by the condemnor. To the extent this Lease remains in effect following a temporary taking, rent shall abate as set forth in Section 12.3.

          12.5 Division of Condemnation Award.  Any award made as a result of
               ------------------------------
any condemnation of the Premises or the Common Area (including by reason of a temporary taking) shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant for the following so long as the award made to Landlord is not thereby reduced: (i) for the taking of personal property or Trade Fixtures belonging to Tenant; (ii) for the interruption of Tenant's business or its moving costs; or (iii) for loss of Tenant's goodwill. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of California Code of Civil Procedure Section 1265.130 and the provisions of any similar law hereinafter enacted

Facility: _______________
allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

     13.  Default and Remedies.
          --------------------

          13.1 Events of Tenant's Default.  Tenant shall be in default of its
               --------------------------
obligations under this Lease if any of the following events occurs (an "Event of Tenant's Default"):

               A. Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due, and such failure is not cured within five (5) days after delivery of written notice from Landlord specifying such failure to pay; or

               B. Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Base Monthly Rent or Additional Rent, and Tenant shall have failed to cure such breach within thirty (30) days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within such thirty (30) day period, or if such breach could not be reasonably cured within such thirty
(30) day period, Tenant shall have failed to commence such cure within such thirty (30) day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed, but not to exceed one hundred eighty (180) days from the date of Landlord's notice; or

               C. Tenant shall have sublet the Premises or assigned its interest in this Lease in violation of the provisions contained in Article 14; or
               D.   Tenant shall have vacated or abandoned the Premises; or

               E. The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Section 13.1E is contrary to any applicable Law, such provision shall be of no force or effect; or

               F. Tenant shall have failed to deliver documents required of it pursuant to Section 18.4 or Section 18.6 within the time periods specified therein.

          13.2 Landlord's Remedies.  If an Event of Tenant's Default occurs,
               -------------------
Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

               A. Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the rent

Facility: _______________
and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease. Notwithstanding anything to the contrary contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, an unsightly condition visible from the exterior of the Building, or a threat to insurance coverage, then if Tenant does not cure such breach within three (3) days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.

               B. Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Section 13.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord's interest hereunder; (ii) acts of maintenance or preservation or efforts to relet the Premises; or (iii) any other action by Landlord or Landlord's Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant.

               C. Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue the Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due). In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Section 13.C, shall constitute a termination of Tenant's right to possession unless Landlord gives Tenant written notice of termination.

               D. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2,
(i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (ii) the term "rent" includes Base Monthly Rent and Additional Rent. Such damages shall include:

                    (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and



Facility: ________________

                      (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom.

                 E. Nothing in this Section 13.2 shall limit Landlord's right to indemnification from Tenant as provided in Section 7.2 and Section 10.3. Any notice given by Landlord in order to satisfy the requirements of Section 13.1A or Section 13.1B above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

          13.3   Waiver. One party's consent to or approval of any act by the
                 ------
other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

          13.4   Limitation on Exercise of Rights. At any time that an Event of
                 --------------------------------
Tenant's Default has occurred and remains uncured, (i) it shall not be unreasonable for Landlord to deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give, and (ii) Tenant may not exercise any option to extend or expand, right to terminate this Lease, or other right granted to it by this Lease which would otherwise be available to it.

          13.5   Waiver by Tenant of Certain Remedies. Tenant waives the
                 ------------------------------------
provisions of Sections 1932(l), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

     14.  Assignment and Subletting.
          -------------------------

          14.1   Transfer by Tenant. The following provisions shall apply to any
                 ------------------
assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Section 14.1 as "Tenant"):

                 A. Tenant shall not do any of the following (collectively referred to herein as a "Transfer"), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (i) sublet all or any part of the Premises or allow it to be sublet, licensed, shared, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage, hypothecate or encumber this Lease (or otherwise use this Lease as a security device) in any manner; or (iv) materially amend



Facility: ________________
or modify an assignment, sublease or other transfer that has been previously approved by Landlord, including consent to a future Transfer of the Premises by a subtenant, assignee or other transferee. Tenant shall reimburse Landlord for all reasonable costs and attorneys' fees incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord's consent is granted. Landlord's reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord's behalf of (a) Hazardous Materials (as defined in Section 7.2E of this Lease) used, stored, released, or disposed of by the potential subtenant or assignee, and/or (b) violations of Hazardous Materials Law (as defined in Section 7.2E of this Lease) by Tenant or the proposed subtenant or assignee. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (1) is in a form reasonably approved by Landlord, (2) contains the same terms and conditions as stated in Tenant's notice given to Landlord pursuant to Section 14.1B, and (3) in the case of an assignment of this Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord's consent shall constitute an Event of Tenant's Default and shall be voidable at Landlord's option. Landlord's consent to any one Transfer shall not constitute a waiver of the provisions of this Section 14.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

               B. At least twenty (20) days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord's approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three (3) years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one (1) year prior to the proposed effective date of the Transfer, all of which statements shall be prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee's business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; and (v) an accurately filled out response to Landlord's standard Hazardous Materials Questionnaire. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven (7) days after Landlord's receipt of such notice from Tenant. Landlord shall respond in writing to Tenant's request for Landlord's consent to a Transfer within the later of (a) twenty (20) days of receipt of such request together with the required accompanying documentation, or (b) fifteen (15) days after Landlord's receipt of all information which Landlord reasonably requests after it receives Tenant's first notice regarding the Transfer in question. If Landlord fails to respond in writing within such period, Landlord will be deemed to have withheld consent to such Transfer. Tenant shall immediately notify Landlord of any material modification to the proposed terms of such Transfer, which shall also be subject Landlord's consent in accordance with the same process for obtaining Landlord's initial consent to such Transfer. The parties hereby acknowledge that it shall not be reasonable for Landlord to withhold consent to a proposed Transfer of less than 25,000 square feet of space (which square footage shall be reduced by the square footage



Facility: ________________
of the Premises then subject to a Transfer to a tenant having a net worth of less than Tenant at that time) solely because the proposed transferee has a net worth of less than that of Tenant at the time.

               C. Notwithstanding anything to the contrary herein, Landlord may withhold its consent to any proposed Transfer in its sole and absolute discretion (i) if the Transfer is at less than fair market rates, as reasonably determined by Landlord or (ii) if the Transfer is proposed before the earlier of the following to occur: (a) the second anniversary of the Commencement Date; or
(b) at least ninety-five percent (95%) of the portion of the Project not leased by Tenant is leased by Landlord to tenants and occupied by tenants.

               D. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

                    (1) Tenant shall not be released of its liability for the performance of all of its obligations under this Lease.

                    (2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord fifty percent (50%) of all Subrent (as defined in Section 14.1D(5)) received by Tenant related to such assignment. In the case of an assignment, the amount of Subrent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee.

                    (3) If Tenant sublets any part of the Premises, then with respect to the space to be subleased, Tenant shall pay to Landlord fifty percent (50%) of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant.

                    (4) Tenant's obligations under this Section 14.1D shall survive any Transfer, and Tenant's failure to perform its obligations hereunder shall be an Event of Tenant's Default. At the time Tenant makes any payment to Landlord required by this Section 14.1D, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant's books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.

                    (5) As used in this Section 14.1D, the term "Subrent" shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant's interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the book value thereof) for Tenant's assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles.



Facility: ________________

                  E. If Tenant is a corporation, the following shall be deemed a voluntary assignment of Tenant's interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation; (ii) the sale or transfer to one person or entity (or to any group of related persons or entities) stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors; and (iii) the sale of substantially all of Tenant's assets located at the Premises. If Tenant is a partnership, limited liability company or other entity, any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner, member or other party owning twenty-five percent (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, limited liability company or other entity or the dissolution of the partnership, limited liability company or other entity shall be deemed a voluntary assignment of Tenant's interest in this Lease.

                  F. Notwithstanding anything contained in Section 14.1, so long as Tenant otherwise complies with the provisions of Section 14.1, Tenant may enter into any of the following Transfers without Landlord's prior written consent, and Landlord shall not be entitled to receive any part of any Subrent resulting therefrom that would otherwise be due it pursuant to Section 14.1D:

                       (1) Tenant may sublease all or part of the Premises or assign its interest in this Lease to any corporation which controls, is controlled by, or is under common control with Tenant by means of an ownership interest of more than fifty percent (50%);

                       (2) Tenant may assign its interest in this Lease to a corporation which results from a merger, consolidation or other reorganization, so long as the surviving corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant as of the Effective Date; and

                       (3) Tenant may assign this Lease to a corporation which purchases or otherwise acquires all or substantially all of the stock or assets of Tenant, so long as such acquiring corporation has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant as of the Effective Date.

          14.2    Transfer By Landlord. Landlord and its successors in interest
                  --------------------
shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, provided Landlord's transferee assumes in writing all of Landlord's obligations under this Lease occurring from and after the date of such transfer. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Premises.



Facility: ________________

     15.  Option to Expand.
          ----------------

          15.1   Expansion Right. If Tenant is not in default of any term or
                 ---------------
provision of this Lease and has not assigned this Lease or sublet any space covered thereby or agreed to do so in the future, Tenant shall have the right (the "Expansion Option") only during the first (1st) year following the Commencement Date to expand into any or all of the three (3) additional spaces in the Building shown on Exhibit D hereto consisting of Module B-1 (half floor),
                         ---------
B-2 and B-3, and consisting of a total of 48,207 square feet (each, an "Expansion Space") solely in accordance with the terms of this section, and subject to the following conditions:

                 (i) The Expansion Option shall be exercised, if at all, by written notice of exercise delivered to Landlord by Tenant during the period from the Effective Date to the end of the eleventh (11/th/) month of the Lease Term, which notice shall identify which of the Expansion Spaces are the subject of the notice.

                 (ii) Tenant shall accept the Expansion Space on an "AS-IS" basis.

                 (iii) Anything herein to the contrary notwithstanding, if Tenant is in default (following the expiration of any applicable cure or grace period) under any of the terms, covenants or conditions of this Lease, either at the time Tenant exercises the Expansion Option or at any time thereafter prior to or upon the Expansion Effective Date (defined below), Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Expansion Option upon notice to Tenant.

                 (iv) Tenant shall have the right to exercise the Expansion Option as to any of the three (3) additional spaces shown on Exhibit D hereto,
                                                             ---------
but not as to a portion or less than all of any of the three (3) additional spaces shown thereon.

          15.2   Effect of Exercise of Option. In the event the Expansion Option
                 ----------------------------
is exercised in a valid and timely fashion, the applicable Expansion Space shall be included as part of the "Premises" on the thirtieth (30th) day following Tenant's exercise of the Expansion Option (the "Expansion Effective Date"). In the event that Tenant exercised the Expansion Option as to all of the Expansion Space, as of the Expansion Effective Date, (i) Base Monthly Rent due to the addition of the Expansion Space shall be increased by One Hundred Fifteen Thousand Six Hundred Ninety-Six and 80/100 Dollars ($115,696.80) per month during the first year of the Lease Term, which amount shall increase by three percent (3%) per year on each anniversary of the Commencement Date, (ii) the square footage of the Premises shall be increased by 48,207 square feet, (iii) Tenant's Share shall be increased by 13.2%, (iv) Tenant's Allocated Parking Stalls shall be increased by 145, and (v) the Security Deposit shall be increased by One Million Three Hundred Eighty-Eight Thousand Three Hundred Sixty-One and 60/100 Dollars ($1,388,361.60). In the event that Tenant exercised the Expansion Option as to only one (1) or two (2) of the Expansion Spaces, as of the Expansion Effective Date, the Base Monthly Rent, square footage of the Premises, Tenant's Share, Tenant's Allocated Parking Stalls and the Security Deposit shall be increased as set forth in the preceding sentence on a pro rata basis based on the ratio of the square footage of the subject Expansion Space to 48,207.



Facility: ________________

          15.3  Non-Exclusive Option. Notwithstanding anything to the contrary
                --------------------
herein, if Landlord makes or receives in the first eleven (11) months of the Lease Term a written offer to lease any of the Expansion Spaces from a third party, Landlord shall have the right to notify Tenant in writing of such offer. If Tenant fails to validly exercise the Expansion Option as provided in this
Section 15 within ten (10) days thereafter, (i) Landlord shall be free to lease such Expansion Space to any other party on such terms as Landlord may elect in its sole discretion and (ii) the Expansion Option as to such Expansion Space and Tenant's right to lease such Expansion Space shall automatically lapse and be of no further force and effect.

          15.4  Effect of Non-Exercise or Partial Exercise. If Tenant does not
                ------------------------------------------
timely and validly exercise the Expansion Option, (i) Landlord shall be free to lease the Expansion Space to any other party on such terms as Landlord may elect in its sole discretion and (ii) the Expansion Option and Tenant's right to lease any or all of the Expansion Space shall automatically lapse and be of no further force and effect.

     16.  Option to Extend.
          ----------------

          16.1  Extension Right. If Tenant is not in default (following any
                ---------------
applicable cure or grace period) of any term or provision of this Lease and has not assigned this Lease (other than to an entity as described in Section 14.1G) or sublet more than fifty percent (50%) of the Premises or agreed to do so in the future, Tenant shall have two (2) options (the "Extension Options") to extend the Lease Term with respect to the entirety of the Premises each for an additional period of five (5) years commencing when the then-existing Lease Term expires (the "Extension Period"), solely in accordance with the terms of this section, and subject to the following conditions:

                (i) Each Extension Option shall be exercised, if at all, by written notice of exercise delivered to Landlord by Tenant not more than fifteen
(15) months nor less than twelve (12) months prior to the expiration of the then-existing Lease Term.

                (ii)   Tenant shall accept the Premises on an "AS-IS" basis.

                (iii) Anything herein to the contrary notwithstanding, if Tenant is in default (following any applicable cure or grace period) under any of the terms, covenants or conditions of this Lease, either at the time Tenant exercises the applicable Extension Option or at any time thereafter prior to or upon the commencement date of the applicable Extension Period, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the applicable Extension Option upon notice to Tenant.

                (iv) Tenant may not exercise the second Extension Option (a) unless the first Extension Option was properly exercised and (b) until fifteen
(15) months prior to the expiration of the Lease Term, as extended by the first Extension Option.

          16.2  Rent During Extension Period. In the event an applicable
                ----------------------------
Extension Option is exercised in a valid and timely fashion, the Lease Term shall be extended for the term of the applicable Extension Period upon all of the terms and conditions of this Lease, provided that (i) the Base Monthly Rent for the Extension Period shall be the greater of the Base Monthly Rent for the



Facility: ________________
last month of the then-existing Lease Term or the "Fair Market Rent" for the Premises for the applicable Extension Term, as determined as set forth below, and (ii) the Base Year for Common Operating Expenses for each Extension Period shall be the calendar year in which the applicable Extension Period commences. For purposes hereof, "Fair Market Rent" shall mean the then prevailing fair market monthly rental rate for the Premises, including applicable rent escalations, based on a "full service" lease of space of similar age, construction, size, level of improvement and location as the Premises.

          16.3  Landlord's Estimate of Rent. Not later than six (6) months prior
                ---------------------------
the expiration of the then-existing Lease Term, Landlord shall notify Tenant in writing of Landlord's estimate of the Base Monthly Rent for the applicable Extension Period. Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either to (a) accept Landlord's statement of Fair Market Rent as the Base Monthly Rent for the applicable Extension Period; or (b) elect to determine the Fair Market Rent pursuant to an appraisal process to be conducted pursuant to the provisions of Section 16.4 below. Failure on the part of Tenant to elect such appraisal process within such thirty
(30) day period shall constitute acceptance of the Base Monthly Rent for the applicable Extension Period as calculated by Landlord. If Tenant elects to determinate the Fair Market Rent pursuant to the appraisal process, if the appraisal has not been completed prior to the expiration of the then-existing Lease Term, Tenant shall pay Base Monthly Rent at the rate calculated by Landlord, with an adjustment to be made once Fair Market Rent is ultimately determined by such appraisal.

          16.4  Approved Process. In the event that Tenant elects to determine
                ----------------
the Fair Market Rent for the applicable Extension Period pursuant to an appraisal process, the appraisal shall be conducted as follows:

                A. Tenant shall make a demand for an appraisal in writing within thirty (30) days after delivery of Landlord's determination of Fair Market Rent given under Section 16.3 above, specifying therein the name and address of the person to act as the appraiser on its behalf. The appraiser shall be qualified as a real estate appraiser (and shall be a member of the Appraisal Institute (MAI) or any comparable successor organization) with at least ten (10) years professional experience and shall be familiar with the rental value of first-class commercial office space in Santa Clara and Santa Cruz Counties. Failure on the part of Tenant to make a proper demand and appointment in a timely manner for such appraisal shall constitute a waiver of the right thereto. Within fifteen (15) days after the service of the demand for such appraisal, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as the appraiser on its behalf who shall be similarly qualified.

                B. The appraisers shall appoint a third appraiser, who shall be a competent and impartial person with qualifications similar to those required of the first two appraisers pursuant to Section 16.4A above. In the event they are unable to agree upon such appointment within seven (7) days after expiration of such fifteen (15) day period, the third appraiser shall be appointed by the then presiding judge of county in which the Premises are located upon application by either party.

                C. The appraisers shall meet not later than fifteen (15) days following the selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the Fair



Facility: ________________

Market Rent for the Premises for the applicable Extension Period by the agreement of at least two (2) of the appraisers. If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement. If two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, all appraisers shall submit to Landlord and Tenant an independent appraisal of the Fair Market Rent for the Premises in simple letter form within thirty (30) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

               D. In the event of a failure, refusal or inability of any appraiser to act, his or her successor shall be appointed by the party that appointed such appraiser, but in the case of the third appraiser, his or her successor shall be appointed in the same manner as provided for appointment of the third appraiser. Each party shall pay the fee and expenses of its respective appraiser and both shall share the fee and expenses of the third appraiser.

     17.  Cafeteria Subsidy.
          -----------------

          A. On the first day of each month throughout the Lease Term, together with the payment of Base Monthly Rent, Tenant shall pay to Landlord a fee equal to Six and 75/100 Dollars ($6.75) per month for each employee, temporary employee, independent contractor or other person working for Tenant or its affiliates, assignees or subtenants on the Premises, excluding outside third party service providers (collectively, as used in this section, "employees") during the upcoming month (the "Cafeteria Subsidy"). On each anniversary of the Commencement Date, the Cafeteria Subsidy shall be adjusted to equal the product of Six and 75/100 Dollars ($6.75) per employee multiplied by a fraction, the numerator of which is the Consumer Price Index published for the month immediately preceding the anniversary of the Commencement Date in question and the denominator of which is the Consumer Price Index published for the month immediately preceding the Commencement Date. Together with such payment in March, June, September and December of each year, Tenant shall deliver to Landlord evidence reasonably acceptable to Landlord of the number of employees for such month. Tenant may terminate payment of the Cafeteria Subsidy once the cafeteria on the Project "breaks even" or shows a profit in accordance with generally accepted accounting principles for twelve (12) consecutive months during the Lease Term or the third (3/rd/) anniversary of the Commencement Date, whichever is earlier. Notwithstanding the foregoing, in the event the cafeteria fails to show a profit in accordance with generally accepted accounting principles for twelve (12) consecutive months at any time following Tenant's termination of the Cafeteria Subsidy payments as set forth in the preceding sentence if during such twelve (12) month period the average occupancy level of the Project was seventy percent (70%) or less, Tenant shall within ten (10) days of written notice from Landlord (i) waive in writing Landlord's obligation to maintain the cafeteria or (ii) agree in writing to commence making the Cafeteria Subsidy payments until the cafeteria is again profitable as set forth in the preceding sentence, at which time the terms of the preceding sentence (other than the reference to the third (3/rd/) anniversary of the Commencement Date) and this sentence shall again be applicable. In the event Tenant waives Landlord's obligation to maintain the cafeteria, then, notwithstanding anything to the contrary herein, thereafter Landlord




Facility: ________________
shall be free to close the cafeteria at any time, including leasing the cafeteria to another tenant in the Project for use as a cafeteria or otherwise. Each quarter during the period in which Tenant is paying the Cafeteria Subsidy, Landlord shall deliver to Tenant a statement showing the revenues generated or received and expenses paid or incurred by Landlord with respect to the operation of the cafeteria for the applicable quarter, and showing the cumulative amount of profit or loss generated or incurred by Landlord from the operation of the cafeteria for the prior twelve (12) month period (or lesser period if twelve
(12) months have not expired from the date of the commencement of this Lease). During such period as Tenant is obligated under this Lease to pay the Cafeteria Subsidy, Tenant shall have a right to review Landlord's books and records upon reasonable prior notice to Landlord to determine whether the cafeteria on the Project "breaks even" or shows a profit in accordance with generally accepted accounting principles for twelve (12) consecutive months during the Lease Term.

                B. The term "Consumer Price Index" shall mean the Consumer Price Index, for All Urban Consumers, Subgroup "All Items", for the San Francisco-Oakland-San Jose Metropolitan Area (Base Year 1982-84=100), which is currently being published by the United States Department of Labor, Bureau of Labor Statistics. If, however, this Consumer Price Index is changed so that the base year is altered from that used as of the Commencement Date, then the Consumer Price Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics, to obtain the same results that would have been obtained had the base year not been changed. If no conversion factor is available or if the Consumer Price Index is otherwise changed, revised or discontinued for any reason, there shall be substituted in lieu thereof and the term "Consumer Price Index" shall thereafter refer to the most nearly comparable official price index of the United States Government to obtain substantially the same result as would have been obtained had the original Consumer Price Index not been changed, revised or discontinued, which alternative index shall be selected by Landlord.

     18.  General Provisions.
          ------------------

          18.1  Landlord's Right to Enter. Landlord and its Agents may enter the
                -------------------------
Premises at any reasonable time after giving at least twenty-four (24) hours' prior notice to Tenant (and immediately in the case of emergency) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility;
(iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees or tenants; (v) making necessary alterations, additions or repairs; (vi) performing Tenant's obligations when Tenant has failed to do so after written notice from Landlord;
(vii) placing upon the Premises ordinary "for lease" signs or "for sale" signs; and (viii) responding to an emergency. Landlord shall have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this section shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises.

          18.2  Surrender of the Premises. Upon the expiration or sooner
                -------------------------
termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, except for
(i) reasonable wear and tear, (ii) damage caused by any peril or condemnation, and (iii) contamination by Hazardous Materials for which Tenant is not responsible pursuant to Section 7.2A or Section 7.2B. In this regard, normal wear and tear shall be



Facility: ________________
construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of commercially reasonable standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance. If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (1) remove any Tenant's Alterations which Tenant is required to remove pursuant to Section
5.2 and repair all damage caused by such removal, and (2) return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered to Tenant. If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify, defend, protect and hold harmless Landlord against loss, costs, claims, damage or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

          18.3 Holding Over.  This Lease shall terminate without further notice
               ------------
at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of this Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration without the written consent of Landlord shall be construed to be a tenancy at sufferance on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the greater of (i) the rent payable during the last full calendar month of the Lease Term and (ii) the then prevailing fair market rent.

          18.4 Subordination.  The following provisions shall govern the
               -------------
relationship of this Lease to any Security Instrument:

               A. This Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument. On or prior to the Commencement Date, Tenant shall provide Landlord with a Subordination Agreement substantially in the form of Exhibit E signed by
                                                            ---------
Tenant.

               B. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date so long as Tenant is granted non-disturbance rights by the holder of the Security Instrument. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises and all other rights under this Lease shall not be disturbed or interfered with so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

               C. The foregoing agreements shall be effective without the execution of additional documents; provided, however, Tenant shall upon request execute the subordination agreement in the form attached hereto as Exhibit E or
                                                                   ---------
any document or instrument reasonably required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord, and (ii) any defaults on the part

Facility:_______________
of Landlord occurring prior to the time the Lender takes possession of the Project in connection with the enforcement of its Security Instrument. Tenant's failure to execute any such document or instrument within fifteen (15) days after written demand therefor shall constitute an Event of Tenant's Default. Tenant approves as reasonable the form of subordination agreement attached to this Lease as Exhibit E.
              ---------

          18.5 Mortgagee Protection and Attornment.  In the event of any default
               -----------------------------------
on the part of the Landlord, Tenant will give notice by certified mail to any Lender whose name has been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

          18.6 Estoppel Certificates and Financial Statements.  At all times
               ----------------------------------------------
during the Lease Term, each party agrees, following any request by the other party, promptly to execute and deliver to the requesting party within fifteen
(15) days following delivery of such request an estoppel certificate (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about this Lease as may be reasonably required by the requesting party. A failure to deliver an estoppel certificate within fifteen (15) days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (a) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect; (b) there are no uncured defaults in the requesting party's performance; and (c) no rent has been paid more than thirty (30) days in advance. If at such time, Tenant's stock is not publicly traded in the United States, any time during the Lease Term Tenant shall, upon fifteen (15) days' prior written notice from Landlord, provide Tenant's most recent financial statement and financial statements covering the twenty-four (24) month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Premises. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

          18.7 Reasonable Consent.  Whenever any party's approval or consent is
               ------------------
required by this Lease before an action may be taken by the other party, unless another standard is expressly set forth, such approval or consent shall not be unreasonably withheld or delayed.

          18.8 Notices.  Any notice required or desired to be given regarding
               -------
this Lease shall be in writing and may be given by personal delivery, by courier service, or by mail. A notice shall be deemed to have been given (i) on the third (3rd) business day after mailing if such notice was deposited in the United States mail, certified, postage prepaid, addressed to the party to be served at its Address for Notices specified in Section P or Section Q of the
                                               ---------    ---------
Summary (as applicable), (ii) when

Facility:_________________
delivered if given by personal delivery, and (iii) in all other cases when actually received at the party's Address for Notices. Either party may change its address by giving notice of the same in accordance with this Section 18.8, provided, however, that any address to which notices may be sent must be an address in California.

          18.9  Attorneys' Fees.  In the event either Landlord or Tenant shall
                ---------------
bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys' fees, court costs, and experts' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "prevailing party" shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

          18.10 Corporate Authority.  If Tenant is a corporation (or
                -------------------
partnership), each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with a valid board resolution and the articles and the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding, upon such corporation (or partnership) in accordance with its terms. Each such person does hereby covenant and warrant that the party for whom it is executing this Lease is a duly authorized and existing corporation, that it is qualified to do business in California, and that the corporation has full right and authority to enter into this Lease.

          18.11 Miscellaneous.  Should any provision of this Lease prove to be
                -------------
invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof.
Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. "Party" shall mean Landlord or Tenant, as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall", "will" and "agree" are mandatory. The term "may" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Landlord and Tenant agree that, subject to Section 4.7 hereof, (i) each has had an opportunity to determine to its satisfaction the

Facility:______________
actual area of the Project and the Premises (including the Expansion Space),
(ii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, and (iii) any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of rent, improvement allowances, or other matters described in this Lease where area is a factor. Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease. Preparation and submission of this Lease by Landlord shall not be deemed an offer to lease the Premises. Neither party shall record this Lease or a memorandum thereof. Tenant shall execute any Private Restrictions reasonable requested by Landlord to effectuate any easement rights, dedication, map or restrictions provided the foregoing does not, subject to Section 6.3, unreasonably interfere with Tenant's use of the Premises or the Common Areas or materially increase Tenant's obligations hereunder. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord due to Tenant's default, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Landlord may elect to continue any one or all of existing subtenancies.

          18.12 Termination by Exercise of Right.  If this Lease is terminated
                --------------------------------
pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate thirty (30) days after the date the right to terminate is properly exercised (unless another date is specified in that part of this Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination (except that in the event of a termination due to damage or destruction, Base Monthly Rent and Additional Rent shall be abated or partially abated, as the case may be, as of the date of such destruction in proportion to the degree to which Tenant's use of the Premises is impaired by such destruction), and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination or those obligations which this Lease specifically provides are to survive termination. This Section 18.12 does not apply to a termination of this Lease by Landlord as a result of an Event of Tenant's Default.

          18.13 Brokerage Commissions.  Each party hereto (i) represents and
                ---------------------
warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in Section R of the Summary, and (ii)
                                          ---------
agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party. Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate Brokers pursuant to and in accordance with the terms of a separate written commission agreement between Landlord and the Retained Real Estate Brokers for the payment of a commission as a result of the execution of this Lease.

Facility:______________

          18.14 Force Majeure.  Any prevention, delay or stoppage due to
                -------------
strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any such prevention, delay or stoppage, of any obligation hereunder except the obligation of Tenant to pay rent to any other sums due hereunder.

          18.15 Entire Agreement.  This Lease constitutes the entire agreement
                ----------------
between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant's intended use under existing Law, (ii) the suitability of the Premises or the Project for the conduct of Tenant's business, or (iii) the condition of any improvements. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

          18.16 Bankruptcy.  If a petition is filed by or against Tenant for
                ----------
relief under Title 11 of the United States Code, as amended (the "Bankruptcy Code"), and Tenant (including for purposes of this section Tenant's successor in bankruptcy) assumes and proposes to assign, or proposes to assume and assign, this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable, to receive an assignment of this Lease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease. Tenant's rejection of this Lease under the Bankruptcy Code shall constitute an Event of Tenant's Default and entitle Landlord to terminate this Lease and exercise all of its rights and remedies under Section 13.2 and, at Landlord's election, operate to terminate all subleases, leasehold mortgages and other Transfers affecting the Premises.

          18.17 Non-Discrimination.  Tenant herein covenants by and for itself,
                ------------------
its successors, heirs, executors, administrators and assigns, and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions: There shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, age, handicap, national origin or ancestry in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises nor shall Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, subtenants or vendees in the Premises.

Facility:_____________

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.
                                   LANDLORD:

                                   SCANLANKEMPERBARD COMPANIES,
                                   an Oregon corporation

                                   By     /s/ Todd M. Gooding
                                         --------------------------------------
                                   Name       Todd M. Gooding
                                         --------------------------------------
                                   Title       Vice President
                                         --------------------------------------
                                   TENANT:

                                   INPRISE CORPORATION, a Delaware corporation

                                   By     /s/ Hobart McK. Birmingham
                                         --------------------------------------
                                   Name       Hobart McK. Birmingham
                                         --------------------------------------
                                   Title      Chief Administrative Officer
                                         --------------------------------------

Facility:______________